EXHIBIT 99.1

Exaro Energy III LLC and Subsidiaries

Consolidated Financial Report

December 31, 2021

CONTENTS

Independent Auditor's Report

To the Members of

Exaro Energy III LLC and Subsidiaries

Houston, Texas

Report on the Audit of the Consolidated Financial Statements

Opinion

We have audited the consolidated financial statements of Exaro Energy III LLC and Subsidiaries (the Company), which comprise the consolidated balance sheets as of December 31, 2021 and 2020, and the related consolidated statements of operations, changes in members' equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company, and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for one year after the date that the consolidated financial statements are issued or are available to be issued.

Weaver and Tidwell, L.L.P.

24 Greenway Plaza, Suite 1800 | Houston, Texas 77046

Main: 713.850.8787

CPAs AND ADVISORS | WEAVER.COM

The Members of

Exaro Energy III LLC and Subsidiaries

Auditor's Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

WEAVER AND TIDWELL, L.L.P.

Houston, Texas

March 2, 2022

Consolidated Financial Statements

Exaro Energy III LLC and Subsidiaries
Consolidated Balance Sheets
December 31, 2021 and 2020

	2021	2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$9,680,134	$2,591,971
Accounts receivable	2,339,923	968,376
Prepaid expenses	416,633	191,542
Due from related parties	9,815	9,815
Total current assets	12,446,505	3,761,704

PROPERTY AND EQUIPMENT
Oil and gas properties - successful efforts method of accounting	295,098,875	294,855,417
Furniture, fixtures and equipment	152,865	152,865
	295,251,740	295,008,282
Less accumulated depletion, depreciation, amortization and impairment	(265,851,740)	(260,996,164)
Total property and equipment, net	29,400,000	34,012,118

OTHER ASSETS
Gas processing deposit	1,150,000	1,150,000
Other	1,990	1,990
Total other assets	1,151,990	1,151,990

TOTAL ASSETS	$42,998,495	$38,925,812

The Notes to Consolidated Financial Statements are an integral part of these statements.

	2021	2020
LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$4,004,812	$2,906,596
Short-term derivative liability	3,929,713	255,174
Interest payable	80,366	96,000
Total current liabilities	8,014,891	3,257,770

NON-CURRENT LIABILITIES
Asset retirement obligations	5,058,677	4,727,737
Long-term debt, net of deferred loan costs of $148,090 and $247,355	9,751,910	12,352,645
Derivative liability	482,099	114,398
Total non-current liabilities	15,292,686	17,194,780
Total liabilities	23,307,577	20,452,550

MEMBERS' EQUITY	19,690,918	18,473,262

TOTAL LIABILITIES AND MEMBERS' EQUITY	$42,998,495	$38,925,812

Exaro Energy III LLC and Subsidiaries
Consolidated Statements of Operations
Years Ended December 31, 2021 and 2020

	2021	2020
REVENUES, net
Natural gas	$22,597,761	$12,924,738
Oil	3,232,956	2,136,145
Liquids, net of processing fees	458,641	(899,034)
(Loss) income on derivative contracts, net	(7,797,458)	277,736
Total revenues	18,491,900	14,439,585

OPERATING EXPENSES
Lease operating	7,162,939	7,071,913
Marketing expense	252,603	187,832
Production and ad valorem taxes	2,744,277	1,333,436
Workovers	48,952	25,167
Depreciation, depletion and amortization	2,663,380	4,194,354
Impairment	2,192,196	-
Accretion	330,940	309,291
General and administrative	1,302,850	1,472,522
Total operating expenses	16,698,137	14,594,515
Income (loss) from operations	1,793,763	(154,930)

OTHER (EXPENSE) INCOME
Interest expense	(681,107)	(815,706)
Forgiveness of PPP loan	105,000	-
Total other (expense) income	(576,107)	(815,706)

NET INCOME (LOSS)	$1,217,656	$(970,636)

The Notes to Consolidated Financial Statements are an integral part of these statements.

Exaro Energy III LLC and Subsidiaries
Consolidated Statements of Changes in Members' Equity
Years Ended December 31, 2021 and 2020

BALANCE, January 1, 2020	$19,443,898
Net loss	(970,636)
BALANCE, December 31, 2020	18,473,262
Net income	1,217,656
BALANCE, December 31, 2021	$19,690,918

The Notes to Consolidated Financial Statements are an integral part of these statements.

Exaro Energy III LLC and Subsidiaries
Consolidated Statements of Cash Flows
Years Ended December 31, 2021 and 2020

	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$1,217,656	$(970,636)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation, depletion and amortization	2,663,380	4,194,354
Impairment	2,192,196	-
Amortization of deferred loan costs	99,265	112,859
Forgiveness of PPP loan	(105,000)	-
Accretion	330,940	309,291
Derivative loss (gain) not associated with cash settlement	4,042,240	(86,792)
Changes in operating assets and liabilities
Accounts receivable	(1,371,547)	680,695
Prepaid expenses	(225,091)	8,676
Accounts payable and accrued liabilities	1,098,216	(925,697)
Interest payable	(15,634)	(99,495)
Net cash provided by operating activities	9,926,621	3,223,255

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures - oil and gas properties	(243,458)	(367,179)
Net cash used in investing activities	(243,458)	(367,179)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on long-term debt	(2,700,000)	(6,339,829)
PPP Loan	105,000	-
Loan costs	-	(33,101)
Net cash used in financing activities	(2,595,000)	(6,372,930)
Net increase (decrease) in cash and cash equivalents	7,088,163	(3,516,854)

CASH AND CASH EQUIVALENTS, beginning of year	2,591,971	6,108,825

CASH AND CASH EQUIVALENTS, end of year	$9,680,134	$2,591,971

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest	$543,647	$802,342

The Notes to Consolidated Financial Statements are an integral part of these statements.

Exaro Energy III LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 1. Nature of Business

Exaro Energy III LLC and Subsidiaries (the Company) is a privately-held Delaware limited liability company headquartered in Houston, Texas, with offices in Houston, Texas. The Company was formed on March 19, 2012 to pursue oil and gas exploration and production opportunities.

On April 1, 2012, the Company entered into its initial project, an Earning and Development Agreement (the Development Agreement) between the Company and Encana Oil & Gas (USA) Inc. (Encana) relating to a development drilling program within a defined area of Encana's Jonah Field asset located in Sublette County, Wyoming. Under the terms of the Development Agreement, the Company agreed to fund up to $380,000,000 towards the costs of drilling, completing, and plugging and abandonment of wells to be drilled in the defined area of the Jonah Field. The Company was to receive up to 32.5% of Encana's working interest in the wells drilled and funded under the agreement as well as in Encana's existing producing wells and leases in the defined area.

Effective May 12, 2014, the Development Agreement was assigned to Jonah Energy LLC (Jonah Energy) in conjunction with their purchase of Encana's interests in the Jonah Field. Exaro notified Jonah Energy, effective May 12, 2014, that it was electing to terminate the Development Agreement. Under the Development Agreement, there is a 90-day wind-down period once a termination notice has been given, which resulted in an August 12, 2014 formal end date for the Development Agreement. Effective August 13, 2014, Exaro is continuing to participate in additional drilling in the Jonah Field, with working interests ranging from 14.62% to 32.5%, under the terms of the Joint Operating Agreement that was also assigned by Encana to Jonah Energy.

Note 2. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of Exaro Energy III LLC and its wholly owned subsidiaries. All intercompany transactions and balances have been eliminated upon consolidation.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly-liquid investments purchased with original maturities of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable at December 31, 2021 and 2020 primarily consists of amounts due from oil and gas purchasers. The Company's allowance is determined based upon reviews of individual accounts, historical losses, existing economic conditions and other pertinent factors. The Company has not provided for an allowance for doubtful accounts, based on management's expectations that all receivables at year-end will be fully collected.

Oil and Gas Properties

The Company uses the successful efforts method of accounting for oil and gas operations. Costs incurred by the Company related to the acquisition of oil and gas properties and the cost of drilling development wells and successful exploratory wells are capitalized, while the cost of unsuccessful exploratory wells are expensed when determined to be unsuccessful.

Exaro Energy III LLC and Subsidiaries

Notes to Consolidated Financial Statements

Costs incurred to maintain wells and related equipment, lease and well operating costs and other exploration costs are charged to expense as incurred. Gains and losses arising from sales of properties are generally included in income.

Capitalized acquisition costs attributable to proved oil and gas properties are depleted by field, using the unit-of-production method based on proved reserves. Capitalized well costs and development costs are amortized similarly by field, based on proved developed reserves.

Capitalized costs are evaluated for impairment in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 360 (ASC Topic 360), Accounting for the Impairment or Disposal of Long Lived Assets, whenever events or changes in circumstances indicate that an asset's carrying amount may not be recoverable.

To determine if a depletable unit is impaired, the Company compares the carrying value of the depletable unit to the undiscounted future net cash flow estimates over the economic life of the property. Future net cash flows are based upon reservoir engineers' estimates of proved reserves. For a property determined to be impaired, an impairment loss equal to the difference between the carrying value and the estimated fair value of the impaired property will be recognized. Fair value, on a depletable unit basis, is estimated to be the present value of the aforementioned expected future net cash flows. The Company recorded impairment expense totaling $2,192,196 and $0 for the years ended December 31, 2021 and 2020, respectively.

Furniture, Fixtures and Equipment

Furniture, fixtures and equipment are stated at cost. Major improvements or betterments are capitalized, while repairs that do not improve or extend the life of the respective assets are expensed as incurred. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts, and any resulting gain or loss is reflected in the results of operations for the period. Depreciation is provided for using straight-line method over three to five years.

Derivative Financial Instruments

Financial derivatives are used as part of the Company's overall risk management strategy in order to reduce the effects of price fluctuations on anticipated future sales of natural gas. These derivative contracts require financial settlements with counterparties based on the differential between a fixed price and a market price for a fixed quantity of natural gas without the exchange of underlying volumes. The notional amounts of these derivative contracts are based on expected production from existing wells. As of December 31, 2021 and 2020, the total notional amount of the derivative instruments was 3,274,554 and 6,631,022 mmbtu for swaps, with contract dates running from January 2022 through January 2023. As of December 31, 2021 and 2020, the total notional amount of the derivative instruments was 3,010,974 and 3,169,338 mmbtu for options, with contract dates running from January 2022 through January 2023.

Exaro Energy III LLC and Subsidiaries

Notes to Consolidated Financial Statements

In accordance with FASB Accounting Standards Codification (ASC) 815-30, Accounting for Derivatives and Hedging, as amended, all derivative instruments are measured periodically and at year-end are recorded on the consolidated balance sheets at fair value. Derivative contracts that are designated as part of a qualifying cash flow hedge, per the requirements of FASB ASC 815-30, are granted hedge accounting thereby allowing the Company to treat the effective changes in the fair value of the derivative instrument in accumulated other comprehensive income, while recording the ineffective portion as an adjustment to unrealized gain (loss). Derivative contracts that are not designated as part of a valid qualifying hedge or fail to meet the requirements of the pronouncement as a highly effective hedge, are treated by recording the changes in the fair value from period-to-period, through earnings. The amounts paid or received upon each monthly settlement, are recorded as derivative gain (loss) with the offset recorded to cash. These monthly settlements are included in total revenues on the Company's consolidated statements of operations.

The Company elected not to designate any of its derivative contracts as qualifying hedges for financial reporting purposes, therefore all of the derivative instruments are categorized as standalone derivatives and are being marked-to-market with unrealized gains and losses recorded in the consolidated statements of operations. At December 31, 2021, the following contracts were outstanding:

		Average	Average	Average	Asset /
Period	Volume	Call Price	Put Price	Contract Price	(Liability)
Natural gas	MMBTU
Swap - sell
01/01/22 - 12/31/22	3,034,124	$-	$-	$2.57	$(3,020,267)
01/01/23 - 01/31/23	240,430	-	-	2.57	(348,323)
Total swaps	3,274,554				(3,368,590)
Options
01/01/22 - 12/31/22	2,770,544	3.13	2.45	-	(909,446)
01/01/23 - 01/31/23	240,430	3.13	2.45	-	(133,777)
Total options	3,010,974				(1,043,222)
Total	6,285,528				$(4,411,812)

Exaro Energy III LLC and Subsidiaries

Notes to Consolidated Financial Statements

The following table summarizes the fair value and classification of the Company's derivative instruments, all of which have not been designated as hedging instruments under FASB ASC 815 at December 31, 2021 and 2020, respectively:

	Consolidated	Fair Value at December 31,
	Balance Sheet Location	2021	2020
Natural gas swaps and options	Derivative liability - current	$(3,929,713)	$(255,174)
	Derivative liability - non-current	$(482,099)	$(114,398)

The following table summarizes the effect of the Company's derivative instruments in the consolidated statements of operations:

Derivatives not Designated as Hedging Instruments	Location of	Year ending December 31,
Under ASC 815	Gain (Loss)	2021	2020
Natural gas swaps and options	Realized (loss) gain on derivative contracts	$(3,755,218)	$190,944

Natural gas swaps and options	Unrealized (loss) gain on derivative contracts	$(4,042,240)	$86,792

Revenue Recognition

Effective January 1,2019, the Company adopted Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (referred to as Topic 606) with the underlying principle that an entity will recognize revenue to reflect amounts expected to be received in exchange for the provision of goods and services to customers upon the transfer of control of those goods and services. The Company's revenues are primarily derived from its interests in the sale of oil and natural gas production. The Company recognizes revenue from its interests in the sales of oil and natural gas in the period that its performance obligations are satisfied. Performance obligations are satisfied when the customer obtains control of product, when the Company has no further obligations to perform related to the sale, when the transaction price has been determined and when collectability is probable. The sales of oil are made under contracts which the third-party operators of the wells have negotiated with customers, which typically include variable consideration that is based on pricing tied to local indices and volumes delivered in the current month. The sales of gas are made under contracts made by the Company (through its marketing agent) with its customers. These contracts also include variable pricing tied to local indices and volumes delivered in the current month. The Company receives payment from the sale of oil and natural gas production from one to three months after delivery. At the end of each month when the performance obligation is satisfied, the variable consideration can be reasonably estimated and amounts due from customers are accrued in trade receivables, net in the balance sheets. Variances between the Company's estimated revenue and actual payments are recorded in the month the payment is received, however, differences have been and are insignificant. Accordingly, the variable consideration is not constrained.

Exaro Energy III LLC and Subsidiaries

Notes to Consolidated Financial Statements

The Company does not disclose the value of unsatisfied performance obligations under its contracts with customers as it applies the practical exemption in accordance with ASC 606. The exemption, as described in ASC 606-10-50-14(a), applies to variable consideration that is recognized as control of the product is transferred to the customer. Since each unit of product represents a separate performance obligation, future volumes are wholly unsatisfied and disclosure of the transaction price allocated to remaining performance obligations is not required.

The Company's oil is typically sold at delivery points under contracts terms that are common in its industry. The Company's natural gas produced is delivered to various purchasers at agreed upon delivery points under a limited number of contract types that are also common in the industry. Regardless of the contract type, the terms of these contracts compensate the well operators for the value of the oil at specified prices, and then the well operators will remit payment to the Company for its share in the value of the oil. The customers will remit payment to the Company directly for the value of gas sold.

The Company's disaggregated revenue has three revenue sources which are oil sales, natural gas and NGL sales and only operates in one geographic area, the Jonah Field in Wyoming.

Income Taxes

A limited liability company is not subject to the payment of federal income taxes as components of its income and expenses flow through directly to the members. Accordingly, no provision for federal income taxes has been reflected in these consolidated financial statements. However, the Company may be subject to certain state income taxes.

Effective March 12, 2012, the date of inception, the Company implemented the provisions of FASB ASC Topic 740, Income Taxes (ASC Topic 740) regarding accounting for uncertainty in income taxes. This guidance clarifies the accounting for income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the consolidated financial statements and applies to all income tax positions. Each income tax position is assessed using a two-step process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the consolidated financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement.

The income tax position taken by the Company for any years open under the various statutes of limitations is that the Company continues to be exempt from federal income taxes by virtue of being a limited liability company pass-through entity. Management believes this tax position meets the more-likely-than-not threshold and, accordingly, the tax benefits of this income tax position (no income tax expense or liability) have been recognized for the years ended December 31, 2021 and 2020.

The Company records income tax related interest and penalties as a component of the provision for income tax expense. No interest and penalties were recognized in the statements of operations for 2021 and 2020.

The Company believes that there are no tax positions taken or expected to be taken that would significantly increase or decrease unrecognized tax benefits within 12 months of the reporting date.

Exaro Energy III LLC and Subsidiaries

Notes to Consolidated Financial Statements

None of the Company's federal or state income tax returns are currently under examination by the Internal Revenue Service (IRS) or state authorities. However, fiscal year 2016 and forward remain subject to examination by the IRS and respective states.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates and assumptions that, in the opinion of management of the Company, are significant include oil and natural gas reserves, amortization relating to oil and natural gas properties, impairment of proved oil and gas properties, asset retirement obligations and valuations of derivatives. The Company evaluates its estimates and assumptions on a regular basis. Estimates are based on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. In addition, alternatives can exist among various accounting methods. In such cases, the choice of accounting method can have a significant impact on reported amounts.

Concentrations of Credit Risk

The Company maintains cash balances at financial institutions in the United States of America, which exceed federally insured amounts. The Company has not experienced any losses in such accounts.

The Company had sales to five customers which accounted for 100% of both oil and gas revenues and oil and gas receivables as of December 31, 2021 and 2020. All of the Company's production is located in Wyoming.

Environmental

The Company's operations are subject to risks normally incident to the exploration for and the production of oil and gas, including blowouts, fires, and environmental risks such as oil spills or gas leaks that could expose the Company to liabilities associated with these risks.

In the Company's acquisition of existing or previously drilled well bores, the Company may not be aware of what environmental safeguards were taken at the time such wells were drilled or during such time the wells were operated. The Company and the operator of the properties maintain comprehensive insurance coverage that the Company believes is adequate to mitigate the risk of any adverse financial effects associated with these risks.

However, should it be determined that a liability exists with respect to any environmental cleanup or restoration, the liability to cure such a violation could still fall upon the Company. No claim has been made, nor is the Company aware of any liability which the Company may have, as it relates to any environmental cleanup, restoration, or the violation of any rules or regulations relating thereto.

In addition, the Company is subject to extensive regulation at the federal and state levels that may materially affect its operations.

Exaro Energy III LLC and Subsidiaries

Notes to Consolidated Financial Statements

Asset Retirement Obligations

The Company follows ASC 410, Asset Retirement and Environmental Obligations. ASC 410 requires that an asset retirement obligation (ARO) associated with the retirement of a tangible long-lived asset be recognized as a liability in the period in which a legal obligation is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated asset. The cost of the tangible asset, including the initially recognized ARO is depreciated such that the cost of ARO is recognized over the useful life of the asset. The ARO is recorded at fair value, and accretion expense will be recognized over time as the discounted liability is accreted to its expected settlement value. The fair value of the ARO is measured using expected future cash outflows discounted at the Company's credit-adjusted risk-free interest rate.

Inherent in the fair value calculation of ARO are numerous assumptions and judgments, including the ultimate settlement amounts, inflation factors, credit adjusted discount rates, timing of settlement, and changes in the legal, regulatory, environmental and political environments. To the extent future revisions to these assumptions impact the fair value of the existing ARO liability, a corresponding adjustment is made to the oil and gas property balance.

The following table is a roll-forward of the asset retirement obligations for the years ended December 31, 2021 and 2020, respectively:

Asset retirement obligations, January 1, 2020	$4,418,446
Accretion expense	309,291
Asset retirement obligations, December 31, 2020	4,727,737
Accretion expense	330,940
Asset retirement obligations,December 31, 2021	$5,058,677

Deferred Loan Costs

Debt issuance costs consist of fees incurred to secure debt financing and are amortized over the life of the related loans using the straight-line method. Amortization of debt issuance costs is recorded in interest expense in the consolidated statements of operations. The Company recognized amortization expense of $99,265 and $112,859 for the years ended December 31, 2021 and 2020, respectively. Debt issuance costs are presented with the term loan facility, net, on the consolidated balance sheets, as a reduction of the carrying amount of the debt facility.

Paycheck Protection Program (PPP)

During fiscal year 2021, the Company received a loan under the Small Business Administration (SBA) Payroll Protection Program (PPP). See Note 5. The Company elected to account for this loan under the Debt Model, ASC 470 which is recognized as debt until forgiven. Derecognition of the liability for any portion of the loan that is forgivable or has been forgiven will occur only when there is a reasonable assurance any conditions attached to the assistance will be met. During 2021, the Company received forgiveness of the PPP and recorded the forgiveness in other income on the consolidated statement of operations.

Exaro Energy III LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 3. Oil and Gas Operations

Capitalized costs related to the Company's producing activities and the related amounts of accumulated depreciation, depletion, amortization and impairment as of December 31, 2021 and 2020, respectively, are as follows:

	2021	2020
Oil and gas properties Proved	$295,098,875	$294,855,417
Less accumulated depreciation, depletion, amortization and impairment	(265,698,875)	(260,843,297)
Net oil and gas property costs	$29,400,000	$34,012,120

Depreciation, depletion and amortization expense for oil and gas properties was $2,663,380 and $4,194,354 in 2021 and 2020, respectively.

Note 4. Fair Value Disclosure

The Company follows FASB ASC 820, Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for measuring fair value, establishes a fair value hierarchy based on the quality of inputs used to measure fair value and enhances disclosure requirements for fair value measurements.

ASC Topic 820 defines fair value as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. ASC Topic 820 provides a framework for measuring fair value, establishes a three level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date and requires consideration of the counterparty's creditworthiness when valuing certain assets.

Level 1 inputs:	Unadjusted, quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. An active market is defined as a market where transactions for the financial instrument occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 inputs:	Inputs, other than quoted prices in active markets that are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument's anticipated life.

Level 3 inputs:	Prices or valuations that require unobservable inputs that are both significant to the fair value measurement and unobservable. Valuation under Level 3 generally involves a significant degree of judgment from management.

Exaro Energy III LLC and Subsidiaries

Notes to Consolidated Financial Statements

A financial instrument's categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability. The following table presents information about the Company's assets and liabilities measured at fair value on a recurring basis and indicates the fair value hierarchy of the valuation techniques utilized by the Company to determine such fair value as of December 31, 2021 and 2020:

	Level 1	Level 2	Level 3	Total
December 31, 2021
Current assets (liability) - Derivative contracts	$-	$(3,929,713)	$-	$(3,929,713)
Non-current assets (liability) - Derivative contracts	$-	$(482,099)	$-	$(482,099)

	Level 1	Level 2	Level 3	Total
December 31, 2020
Current assets (liability) - Derivative contracts	$-	$(255,174)	$-	$(255,174)
Non-current assets (liability) - Derivative contracts	$-	$(114,398)	$-	$(114,398)

Fair Value on a Nonrecurring Basis

Asset Retirement Obligations

The asset retirement obligation estimates are derived from historical costs and management's expectation of future cost environments and, therefore, the Company has designated these liabilities as Level 3 measurements. The significant inputs to this fair value measurement include estimates of plugging, abandonment and remediation costs, well life, inflation and credit-adjusted risk free rate. See Note 2 for a reconciliation of the beginning and ending balances of the liability for the Company's asset retirement obligations.

Impairment expense is derived from a two-step process as discussed in Note 2. The inputs to the two-step process are based on oil and gas reserves which are calculated by a third party reserve engineer. Impairment to oil and gas properties are recognized on a nonrecurring basis as calculated using the two-step process.

Note 5. Long-Term Debt

On January 31, 2019, the Company refinanced its previous loan with another bank (New Loan). The New Loan bears interest at 5.18%, matures January 31, 2023, and is secured by all of the oil and gas properties. At December 31, 2021, the New Loan had an outstanding balance of $9,900,000 with a borrowing base of $10,050,000.

Exaro Energy III LLC and Subsidiaries

Notes to Consolidated Financial Statements

The Company was in compliance with the covenants of the New Loan at December 31, 2021.

The average interest rate was 4.75% and 5.18% for the years ended December 31, 2021 and 2020, respectively.

On March 16, 2021, the Company took out a Payment Protection Program (PPP) Loan from First Horizon bank with an interest rate of 1%. The full amount of the loan plus $434.58 of interest was forgiven on August 17, 2021.

Note 6. Commitments and Contingencies

As of December 31, 2021, there are no known environmental or other regulatory matters related to the Company's operations that are reasonably expected to result in a material liability to the Company. Compliance with environmental laws and regulations has not had, and is not expected to have, a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

Since the Company's major products are commodities, changes in the prices of oil and natural gas could have a significant impact on the Company's results of operations in any particular year. The Company's liquidity is dependent on its operating performance, which is closely related to market conditions in the oil and gas industry, and its source of financing.

In the event that market conditions deteriorate, causing a decrease in operating profits, and the Company is unable to secure additional financing sources to fund its operations, additional development of oil and gas properties and other activities may be curtailed.

Note 7. Management Incentive Units

The Company has a Management Incentive Plan (the Incentive Plan) to award management incentive units (MIU's) to key employees and independent contractors of the Company, its Subsidiaries and Affiliates. The Incentive Plan is administered by the Company's Board of Managers (the Board) and is subject to termination, at any time, as determined by the Board. The maximum number of authorized MIUs under the Plan is 1,000,000. As of December 31, 2021 and 2020, 650,000 MIUs have been issued. These MIUs vest and are conditioned upon a contingency event, in accordance with the terms of the Incentive Plan.

Note 8. Subsequent Events

The Company has evaluated events and transactions occurring after the consolidated balance sheet date, for either recognition or disclosure, through March 2, 2022, which is the date these consolidated financial statements were available for issuance noting the following:

•	On February 8, 2022, the Company entered into a Purchase and Sale Agreement (PSA) to sell all of the oil and gas assets for $29,400,000 to be adjusted in accordance with the PSA.

Supplemental Oil and Gas Reserve Information — Unaudited

The following tables summarize the net ownership interest in the proved oil and natural gas reserves and the standardized measure of discounted future net cash flows (“Standardized Measure”) of the Company at December 31, 2021. The proved oil and natural gas reserve estimates and other components of the Standardized Measure were prepared by third-party reserve engineers, Netherland, Sewell & Associates, Inc. (“NSAI”), in accordance with the authoritative guidance of the Financial Accounting Standards Board and the Securities and Exchange Commission (“SEC”). All of the oil and natural gas producing activities were conducted within the continental United States.

The estimated net proved reserves and related future net revenues and Standardized Measure were determined under the method prescribed by the SEC for the fiscal year ended December 31, 2021. SEC methodology requires the application of the previous 12 months unweighted arithmetic average first-day-of-the-month price, and current costs held constant throughout the projected reserve life, when estimating whether reserve quantities are economical to produce. The unweighted arithmetic average first-day-of-the-month prices for the prior twelve months were $66.55/Bbl for oil and $3.64/MMBtu for natural gas for the twelve months ended December 31, 2021. These prices were adjusted by lease for quality, transportation fees, geographical differentials, marketing bonuses or deductions and other factors affecting the price received at the wellhead.

Estimated Quantities of Proved Oil and Natural Gas Reserves

Proved oil and natural gas reserves are the estimated quantities of oil and natural gas which geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under economic and operating conditions (i.e., prices and costs) existing at the time the estimate is made. Proved developed oil and natural gas reserves are proved reserves that can be expected to be recovered through existing wells and equipment in place and under operating methods being utilized at the time the estimates were made.

The following table sets forth the estimated net proved developed oil and natural gas reserves of the Company at December 31, 2021:

	Oil (MBbl)	Natural Gas (MMcf)	NGLs (MBbl)	MBOE
2021
Proved reserves
Net proved reserves at January 1, 2021	263	24,165	246	4,537
Revisions of previous estimates	174	17,556	246	3,346
Extensions, discoveries and other additions	—	—	—	—
Production	(48)	(4,805)	(57)	(906)
Net proved reserves at December 31, 2021	389	36,916	435	6,977
Proved developed reserves, December 31, 2021	389	36,916	435	6,977
Proved undeveloped reserves, December 31, 2021	—	—	—	—

During the periods presented, revisions of previous estimates were primarily attributable to changes in commodity prices. There are numerous uncertainties in estimating quantities of proved reserves, which incorporate estimates of the future rates of production, the timing of development expenditures and other assumptions. The above reserve data represents estimates only, which are inherently imprecise, and estimates of new discoveries and undeveloped locations are more imprecise than estimates of established proved producing oil and natural gas properties. Accordingly, these estimates are subject to substantial revisions as additional information becomes available, such as reservoir performance, additional drilling, technological advancements and other factors. Decreases in the prices of oil or natural gas could have an adverse effect on reserve volumes and discounted future net cash flows related to the proved reserves.

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

The Standardized Measure represents the present value of estimated future net cash flows from estimated net proved oil and natural gas reserves, less future development, production, plugging and abandonment costs, and income tax expenses, discounted at 10% per annum to reflect timing of future cash flows. Production costs do not include depreciation, depletion and amortization of capitalized acquisition, exploration and development costs.

The Standardized Measure does not purport, nor should be interpreted, to present the fair market value of the Company’s proved reserves. It is intended to present a standardized disclosure concerning possible future net cash flows from proved reserves that would result under the assumptions used and ignores future changes in prices and costs and the risks inherent in reserve estimates, among other things. The various assumptions used, including prices, costs, production rates and discount rates, are inherently imprecise. Further, since prices and costs do not remain static, the results are not necessarily indicative of the fair market value of estimated proved reserves. Accordingly, the estimates of future net cash flows from proved reserves and the present value thereof may be materially different than actual subsequent results, and the results may not be comparable to estimates disclosed by other oil and natural gas producers.

The following table sets forth the Standardized Measure of discounted future net cash flows related to the Company’s estimated net oil and natural gas reserves at December 31, 2021 (in thousands):

At December 31, 2021
Future cash inflows	$190,625
Future production costs and severance taxes	(119,405)
Future development costs	(7,528)
Future income tax expenses	—
Future net cash flows	63,692
10% annual discount for estimating timing of cash flows	(20,021)
Standardized Measure of discounted future net cash flows	$43,671

The following table sets forth the changes in Standardized Measure of discounted future net cash flows applicable to estimated net proved oil and natural gas reserves of the Company for the period presented (in thousands):

Net proved reserves at January 1, 2021	$5,418
Net changes in sales prices and production costs related to future production	32,065
Sales of oil and natural gas produced during the period, net of production costs	(16,285)
Net change due to revisions in quantity estimates	22,109
Accretion of discount	542
Net changes in timing of production and other	(178)
Net proved reserves at December 31, 2021	$43,671